Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to incorporation by reference in the following Registration Statement:

•                  Registration Statement (Form S-8 No. 333-185504) pertaining to the 2012 Equity Incentive Plan of Silver Bay Realty Trust Corp.

of our report dated March 1, 2013, with respect to the consolidated financial statements and schedule of Silver Bay Realty Trust Corp., included in this Annual Report on Form 10-K for the year ended December 31, 2012.

/s/ Ernst & Young, LLP

Minneapolis, MN

March 1, 2013